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                                                                   EXHIBIT 10.34
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                               MASTER VALUE ADDED

                              DISTRIBUTOR AGREEMENT

                                 EFFECTIVE DATE

                                   21 MAY 1997

                                       BY

                                       AND

                                     BETWEEN

                              AUSPEX SYSTEMS, INC.

                                       AND

                              FUJI XEROX CO., LTD.


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                                TABLE OF CONTENTS

        1.  DEFINITIONS..................................................................7
               a. "Products".............................................................7
               b. "Territory"............................................................7
               c. "System"...............................................................7
               d. "Sales Plan"...........................................................7
               e. "Sales Period".........................................................7
               f. "Fuji Xerox Reseller"..................................................7

        2.  APPOINTMENT AND AUTHORITY OF FUJI XEROX......................................8
               a. Appointment............................................................8
               b. Products...............................................................8
               c. Relationship of the Parties............................................8
               d. Prior Agreements.......................................................9

        3.  TERMS OF PURCHASE OF PRODUCTS BY FUJI XEROX..................................9
               a. Terms and Conditions...................................................9
               b. Prices.................................................................9
               c. Price Protection.......................................................9
               d. Taxes..................................................................10
               e. Order and Acceptance...................................................10
               f. Terms of Purchase Orders...............................................10
               g. Change Orders..........................................................10
               h. Payment................................................................10
               i. Shipping...............................................................11
               j. Rejection of Products..................................................11
               k. Stock Rotation.........................................................12
               l. Software Supplier Requirements.........................................12
               m. Life Endangering & Life Support Applications...........................12

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

        4.  WARRANTY TO FUJI XEROX.......................................................13
               a. Limited Warranty.......................................................13
               b. Support Services - AUSPEX Obligations..................................13
               c. Support Services - FUJI XEROX Warranty and Post-Warranty
                  Responsibilities and Obligations.......................................14
               d. Pricing................................................................15
               e. Payment................................................................16
               f. No Other Warranty......................................................16

        5.  INSTALLATION AND SERVICE.....................................................16

        6.  ADDITIONAL OBLIGATIONS OF FUJI XEROX.........................................17
               a. Sales Plan and Forecasts...............................................17
               b. Product Promotion......................................................17
               c. Demonstration Equipment................................................17
               d. Customer Satisfaction..................................................17
               e. Representations........................................................17
               f. Import and Export Requirements.........................................17
               g. Indemnification Regarding Subsidiaries and Affiliates..................18
               h. Inventory Report.......................................................18
               i. Market Development.....................................................18
               j. Sales Promotion........................................................18
               k. Product Quality........................................................18

        7.  ADDITIONAL OBLIGATIONS OF AUSPEX.............................................18
               a. Materials..............................................................18
               b. Testing................................................................18
               c. Training and Support...................................................18
               d. Marketing Fund.........................................................18
               e. Coop Fund..............................................................19

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

        8.  TERM AND TERMINATION.........................................................19
               a. Term...................................................................19
               b. Termination for Cause..................................................19
               c. Termination for Insolvency.............................................19
               d. AUSPEX Actions on Termination..........................................19
               e. Fulfillment of Orders upon Termination.................................20
               f. Return of Materials....................................................20
               g. Audit Rights...........................................................20
               h. Limitation on Liability................................................20
               i. Survival of Certain Terms..............................................20

        9.  PRODUCT LIABILITY SECTION
               a. General Limitation.....................................................20
               b. Third Party Indemnification required by Japanese Law...................21

        10. PROPERTY RIGHTS AND CONFIDENTIALITY..........................................21
               a. Property Rights........................................................21
               b. Sale Conveys No Right to Manufacture or Copy...........................21
               c. No Reverse Engineering.................................................21

        11. CONFIDENTIAL INFORMATION.....................................................21
               a. Confidential Information...............................................21
               b. Restrictions...........................................................22
               c. Limitations............................................................22
               d. Remedy.................................................................22

        12. INFRINGEMENT INDEMNITY.......................................................22
               a. Indemnification........................................................22
               b. Limitation.............................................................23

        13. TRADEMARKS AND TRADE NAMES...................................................23
               a. Use....................................................................23
               b. No Title...............................................................23
               c. Approval of Representations............................................23

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
        14. GOVERNMENT APPROVALS.........................................................23

        15. EXPORT CONTROLS..............................................................24
               a. Compliance.............................................................24
               b. No Re-export...........................................................24

        16. FORCE MAJEURE................................................................24

        17. NOTICES......................................................................25

        18. ARBITRATION..................................................................25
               a. Arbitration of Disputes................................................25
               b. Exceptions.............................................................26

        19. GOVERNING LAW................................................................26

        20. PARTIAL INVALIDITY...........................................................26

        21. COUNTERPARTS.................................................................26

        22. COMMERCIAL POLICY............................................................26
               a. No Unauthorized Payments...............................................26
               b. Government Official....................................................27
               c. Notification...........................................................27

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

        23. GENERAL......................................................................27
               a. U.S. Dollars...........................................................27
               b. Visas..................................................................27
               c. Amendments.............................................................27
               d. Waiver.................................................................27
               e. Conflicts..............................................................27
               f. Assignment.............................................................27
               g. Approvals..............................................................28
               h. Authority..............................................................28
               i. English Language.......................................................28

        24. ENTIRE AGREEMENT.............................................................28

        EXHIBITS

        EXHIBIT A - U.S. Domestic Price List

        EXHIBIT B - AUSPEX Systems, Inc. Operating System Software License
                    Agreement

        EXHIBIT C - AUSPEX Systems, Inc. Right-To Use Software License Agreement

        EXHIBIT D - Spare Parts Price List

        EXHIBIT E - Sales Plan

        EXHIBIT F - Resource Plan

        EXHIBIT G - Post-Warranty Support Pricing

        ATTACHMENT I - Pricing Discount(s) For Period

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
                    MASTER VALUE ADDED DISTRIBUTOR AGREEMENT

This Master Value Added Distributor Agreement ("Agreement") is effective as of 21 May 1997 between AUSPEX Systems, Inc. ("AUSPEX"), a Delaware corporation, located at 5200 Great America Parkway, Santa Clara, California 95054, U.S.A., and FUJI XEROX Co., Ltd. ("FUJI XEROX") a Japanese corporation located at 1-20 Akasaka 6-Chome, Minato-ku Tokyo, 107 Japan. In consideration of the mutual promises contained herein, the parties agree as follows:

WHEREAS, the intent of this Agreement is to expand AUSPEX business in Japan in collaboration with FUJI XEROX Network Product Business Unit, who is acting on behalf of FUJI XEROX Co., Ltd. and therefore is herein referred to as FUJI XEROX. And,

WHEREAS, the OEM Agreement between AUSPEX and FUJI XEROX shall be terminated, except for those surviving terms, and replaced by this Master Value Added Distributor Agreement,

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.      DEFINITIONS

        The following terms shall have the following meanings in this Agreement:

        "Products" shall mean those products offered in the AUSPEX U.S. price list as amended from time to time. An example price list is included in Exhibit A. Products may be distinguished by categories, and the term "Products" shall include spare parts and tools sold by AUSPEX to the public. The term "Products" may also include AUSPEX products with "Argoss" Brand which are in FUJI XEROX's inventory as of May 21, 1997, and of which FUJI XEROX has sold with "Argoss" brand by May 21, 1997.

        "Territory" shall mean Japan.

        "System" shall mean a single AUSPEX NetServer and associated configurables, options, and peripherals.

        "Sales Plan" shall mean the Product sales plan attached hereto as Exhibit E.

        "Sales Period" shall mean the calendar quarter.

        "Fuji Xerox Resellers" shall mean those companies approved by Auspex for sale of Auspex Products thru FUJI XEROX. Such approved Reseller will lose accreditation if there are commercially reasonable reasons mutually agreed by both FUJI XEROX and AUSPEX.



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

2.      APPOINTMENT AND AUTHORITY OF FUJI XEROX

a.      Appointment.

    i. Subject to the terms and conditions set forth herein, AUSPEX hereby appoints FUJI XEROX as a Master Value Added AUSPEX-label Distributor, for the purpose of non-exclusive distribution of Products to resellers and double label OEMs in the Territory of Japan for the Products under AUSPEX's Trademarks (as defined in Section 13), and FUJI XEROX hereby accepts such appointment. All Products supplied to FUJI XEROX by AUSPEX will be resold only in accordance with the terms and conditions of this Agreement.

    ii. Notwithstanding the above, FUJI XEROX may sell Products to FUJI XEROX's Direct sales force for resale to end users.

    iii. FUJI XEROX shall not advertise, market, or otherwise seek customers for the Products outside the Territory or establish a Product branch or a repair or maintenance facility outside the Territory without the written consent of AUSPEX. During the term of this Agreement, FUJI XEROX shall actively promote the selling of AUSPEX products in applications where AUSPEX performance specifications meet the requirements.

    iv. Nothing in this Agreement shall restrict AUSPEX from selling Products to any customers headquartered outside of the Territory for delivery in the Territory. Nothing in this Agreement shall prevent AUSPEX from selling Products, including AUSPEX-label products, to any OEMs, or other resellers, except FUJI XEROX's Resellers, including without limitation such resellers which are located within the Territory and/or which resell in the Territory. It is understood that AUSPEX shall fully support FUJI XEROX as a Master Value Added Distributor for its market expansion, and that, subject to AUSPEX's sole discretion, AUSPEX may appoint FUJI XEROX as an exclusive distributor in the Territory at a future time.

    v. In the event that Products that are standard AUSPEX-label products are purchased directly from AUSPEX and shipped within the Territory, and FUJI XEROX can demonstrate a substantial contribution has been made by FUJI XEROX with respect to the sale, the parties shall review the circumstances, on a case by case basis, and may agree that a commission should be paid to FUJI XEROX with respect to that sale. Nothing in this Agreement, however, shall obligate AUSPEX to pay to FUJI XEROX a commission with respect to any particular Product sale.

b. Products. Products may be discontinued by AUSPEX provided that AUSPEX gives ninety (90) days prior written notice to FUJI XEROX, or some other period as defined by AUSPEX's standard end of life policies. Upon receipt of such written notice, where possible, FUJI XEROX shall be allowed to place end-of-life orders for terminated Product(s) for up to 60 days from receipt of written notice, and provided that such orders will have a requested delivery date of less than 120 days from date of order placement. AUSPEX shall have no obligation to continue the production of any Product.

         AUSPEX will provide FUJI XEROX with written notice sixty (60) days in advance of the effective date of any Product deletion where the deleted Product is being replaced by a successor or substitute Product.

c. Relationship of the Parties. Each party shall conduct the work to be performed under this Agreement as an independent contractor and not as a joint venturer or an agent or employee of the other party. All financial obligations associated with FUJI XEROX's business are the sole responsibility of FUJI XEROX. All sales and other agreements between FUJI XEROX and its customers are FUJI XEROX's



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        exclusive responsibility and shall have no effect on AUSPEX's obligations under this Agreement. FUJI XEROX shall have no authority to act for or obligate AUSPEX in any manner.

d. Prior Agreements. It is expressly agreed that except for the surviving provisions of the OEM Agreement of March 9,1993 and the Post Warranty Support Agreement dated January 14, 1993 between AUSPEX and FUJI XEROX, and except for all end user licenses granted in accordance with that same Agreement, which shall survive in accordance with their terms of license Agreement with end-users, all other Agreements and rights and obligations of the parties, relative to any prior agreement(s) or revisions thereto, shall cease and shall be terminated on the effective date of this Agreement.



3.      TERMS OF PURCHASE OF PRODUCTS BY FUJI XEROX

a. Terms and Conditions. All purchases of Products by FUJI XEROX from AUSPEX during the terms of this Agreement shall be subject to the terms and conditions of this Agreement.

b. Prices. All prices are F.O.B. AUSPEX's plant currently located at the address listed for AUSPEX at the beginning of this Agreement. The purchase price to FUJI XEROX for each of the Products, including spare parts ("Purchase Price"), shall be in accordance with the then current U.S. list price, as discounted in Attachment I. The discounts are applicable to AUSPEX's current prodUcts, which will be reviewed and agreed on an annual basis; [ *** ]

        In the event that FUJI XEROX has any difficulty in doing its business due to an unexpected situation, such as exchange fluctuation, both parties will discuss in good faith to share the cost for improvement, in order that FUJI XEROX can continue its normal business.

        [ *** ]

        [ *** ]

        [ *** ]

c.      [ *** ]

c. Taxes. The Purchase Price does not include any taxes or duties that may be applicable to the Products. When AUSPEX has the legal obligation to collect such taxes or duties, the appropriate amount shall be added to FUJI XEROX's invoice and paid by FUJI XEROX unless FUJI XEROX provides AUSPEX with a valid exemption certificate authorized by the appropriate authority.

[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.



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        e. Order and Acceptance. All orders for Products submitted by FUJI XEROX shall be initiated by written purchase orders sent to AUSPEX and requesting a delivery date during the term of this Agreement. Such order shall be accompanied by all other documentation reasonably requested by AUSPEX in connection with such purchase. An order may initially be placed orally if a confirmational written or facsimile purchase order is received by AUSPEX within five (5) days after the oral order is placed, provided shipment is not expected prior to receipt of the confirming written order. Facsimile orders are acceptable provided they are legible and complete. To facilitate AUSPEX's production scheduling, FUJI XEROX shall submit purchase orders to AUSPEX at least ninety (90) days prior to the requested date of delivery. No order shall be binding upon AUSPEX until accepted by AUSPEX in writing. AUSPEX shall notify FUJI XEROX of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within ten (10) days after receipt of the purchase order. In case AUSPEX considers it difficult to deliver the Products on the delivery date specified in an accepted purchase order, AUSPEX shall advise FUJI XEROX thereof within the ten (10) day period and the parties shall discuss and determine a mutually acceptable alternative delivery date.

f. Terms of Purchase Orders. FUJI XEROX's purchase orders submitted to AUSPEX from time to time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions, unless AUSPEX and FUJI XEROX specifically state in a writing other than such purchase order that the terms of such purchase order are intended to modify the terms of this Agreement.

g.      Change Orders

    i. FUJI XEROX may use written change orders without penalty for orders that have not yet been accepted by AUSPEX.

    ii. FUJI XEROX shall use its reasonable efforts not to request cancellation or rescheduling of any accepted orders that have been accepted by AUSPEX. However, FUJI XEROX may cancel or reschedule any such order, without penalty, by delivering written notice to AUSPEX at least fifteen
        (15) days prior to the ship date specified in AUSPEX's corresponding order acknowledgment. When FUJI XEROX requests rescheduling of any orders, AUSPEX shall use its reasonable efforts to reschedule the delivery date as requested by FUJI XEROX.

h.      [ *** ]

i. Shipping. Unless otherwise expressly requested by FUJI XEROX, all Products delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in AUSPEX's standard shipping cartons, marked for shipment at FUJI XEROX's address set forth above, and delivered to FUJI XEROX or FUJI XEROX's carrier agent F.O.B. AUSPEX's factory at which time title to such Products (except licensed software) and risk of loss shall pass to FUJI XEROX. FUJI XEROX shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing or handling expense, shall be reimbursed by FUJI XEROX. For any returned products received by FUJI XEROX a result of an error by AUSPEX in shipment may be returned at AUSPEX's expense for credit issued via wire transfer.



[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.



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j.      Rejection of Products. All Products shipped for replacement under this provision will be new unless otherwise agreed. FUJI XEROX shall inspect all Products promptly upon receipt thereof and may reject any Product that fails in any material way to meet the specifications set forth in AUSPEX's current brochure for that Product. AUSPEX will provide new replacement Products with no charge to FUJI XEROX, if FUJI XEROX finds the Products defective within thirty (30) days from the date of shipment to the end-users ( "Rejection Period") Any Product not properly rejected within the "Rejection Period" shall be deemed accepted on the earlier of the end of the Rejection Period or acceptance of the Product by FUJI XEROX's customer. If any unit of a Product is shipped by FUJI XEROX to its customer prior to expiration of the Rejection Period, then that unit shall be deemed accepted upon receipt by FUJI XEROX unless or until a separate procedure is established between AUSPEX and FUJI XEROX to reject a separate Product. In any case, FUJI XEROX shall, within the Rejection Period, notify AUSPEX in writing or by telecopy of its rejection and request a Return Material Authorization number ("RMA number"). AUSPEX shall provide the RMA number in writing (which may be by email or telecopy) to FUJI XEROX within four (4) working days after receipt of the request. Within 21 days after receipt of the RMA, FUJI XEROX shall return to AUSPEX the rejected Product, freight prepaid, in its original shipping carton with the RMA number displayed on the outside of the carton.

        As promptly as practicable but no later than twenty (20) working days after receipt by AUSPEX of properly rejected Products, AUSPEX shall, at its option and expense, take reasonable steps to either repair or replace the Products. In case AUSPEX considers it difficult to repair the returned Product within the twenty (20) working day period, AUSPEX shall, within seven (7) working days after receipt of the returned Product, notify FUJI XEROX thereof with reason for the delay and estimated date of completion of the repair and obtain FUJI XEROX's approval of such delay, which approval shall not be unreasonably withheld. In such case, AUSPEX shall provide FUJI XEROX with replacement Product at no charge. If, after the exercise of reasonable efforts, AUSPEX is unable to repair or replace the Product, FUJI XEROX shall be relieved of its payment obligation for such defective Product and AUSPEX shall refund any payments made by FUJI XEROX for it, and AUSPEX shall have no further liability to FUJI XEROX in connection with such Product. For any properly rejected Products, AUSPEX shall pay all charges for importation into the United States, if any, and shall also pay the shipping (including costs for insurance) back to FUJI XEROX, and FUJI XEROX shall pay all charges accompanied with re-importation of such Products into the Territory.

k.      [ *** ]

l.      Software Requirements

        FUJI XEROX agrees to comply with any standard AUSPEX sub-licensing restrictions imposed by AUSPEX with respect to any software constituting or incorporated into any Product. FUJI XEROX also agrees in all respects to comply with and abide by all restrictions imposed by each third party licensor or supplier of software or other items constituting or incorporated into any Product. Without limiting the foregoing, FUJI XEROX agrees to comply with and abide by each restriction and requirement which AUSPEX is obligated to impose upon FUJI XEROX as a distributor of AT&T Information Systems, Inc. and Sun Microsystems, Inc. software licensed to AUSPEX, as set forth in the applicable provisions of the portions of AUSPEX's agreements with these companies attached hereto as Exhibits B and C, respectively.

[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.


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

        Except as specifically granted in the attached license agreements marked Exhibits B & C, and notwithstanding anything else to the contrary in this agreement, this agreement grants no license, right or interest in AUSPEX intellectual property, in any form whatever, whether for products or software, complete or in design, whether stored electronically or in written form on drawings or sketches, or whether patented copyrighted, trademarked, or not.

m.      Life Endangering and Life Support Applications

        A. Products are not fault tolerant and are not designed, manufactured or intended for use or resale as on-line control equipment in environments requiring fail-safe performance where the failure, malfunction, or lapse in the Product's reliability, whether or not significant, carries a risk of death, bodily injury or severe physical or environmental damage. These purposes or activities are defined as "Prohibited Purposes" or "High Risk
           Activities" which include, but are not limited to, nuclear facilities, aircraft navigation or communication, air traffic control, life support, or other environments where fault tolerant performance is critical to the safety of the activity and any less capability represents a recognizable hazard.

        B. FUJI XEROX represents and warrants that it shall not knowingly use or resell the products for such Prohibited Purposes. FUJI XEROX further warrants that it shall ensure that any other end users of Products are provided with a notice substantively similar to that set forth above.

        C. FUJI XEROX shall indemnify and hold AUSPEX, its officers, directors, shareholders, employees, agents, insurers, attorneys, successors and assigns harmless from and against any and all liability, losses, claims, expenses (not including attorney's fees), demands or damages of any kind arising out of or in any way connected with a breach of the above representations or warranties or use; provided that AUSPEX
           (i) promptly notifies FUJI XEROX in writing of such action, (ii) provides FUJI XEROX with all reasonable assistance for the defense or settlement of such action, and (iii) grants to FUJI XEROX sole authority and control over the defense or settlement of such action of any Product sold to FUJI XEROX.

4.    WARRANTY TO FUJI XEROX

a. Limited Warranty. AUSPEX warrants that for the applicable Warranty Period (as hereafter defined), the Products (i) shall be free from defects in material and workmanship, and (ii) when

        (A) operated in a suitable environment as specified in the appropriate product description and

        (B) properly maintained and operated, will perform substantially in accordance with AUSPEX's applicable published specifications. If a Product does not meet this standard, AUSPEX's exclusive liability and obligations arising out of this warranty shall be to exercise its reasonable efforts to provide the support services described in this section (the "Support Services"). In addition, AUSPEX's obligation under this warranty with respect to software shall be limited to using its reasonable efforts to correct such defects (or if the software is licensed to AUSPEX by a third party, using its reasonable efforts to cause the third party to correct such defect subject to AUSPEX's existing agreements with such third parties) and supply FUJI XEROX with a corrected version of such software as soon as practicable after such defects have been reported to AUSPEX by FUJI XEROX. AUSPEX does not warrant that operation of any software shall be uninterrupted or error free. AUSPEX's warranty obligations shall be void if any Product, or portion thereof, is modified without the written consent of AUSPEX or is subjected to misuse, abuse, accident, or any



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
                 use other than the normal and intended use of the Product as set forth in the applicable documentation for the Product. For purposes of this Agreement, the Warranty Period shall be for a period of 180 days for software and 180 days for hardware commencing on the date of installation at the end-user customer.* For hardware Products replaced by AUSPEX under this warranty, this warranty will continue to apply for the unexpired period of the original 180 day warranty term, or for ninety (90) days following installation of the replacement Product to end user, whichever is longer. FUJI XEROX will report such installation date to AUSPEX. The warranty period shall apply regardless of any extended warranty period which FUJI XEROX or its resellers may choose to provide to end-users. In case that Products are ordered by an end user as a System, and that each Product for the System is installed separately to the end user due to the different lead time of each Product or FUJI XEROX's inventory status, beginning of Warranty Period shall be the installation date of main cabinet of the System. AUSPEX will sell to FUJI XEROX any materials required by FUJI XEROX to implement any Product revision changes that may be required to bring the Product to AUSPEX current shipping revisions for that Product - both Operating System, Hardware and Firmware. Such materials will be provided at no charge if it is within 180 days from the date of Product shipment by AUSPEX. Introduction to the Product, by FUJI XEROX or FUJI XEROX Resellers, of any hardware products not supplied to FUJI XEROX by AUSPEX will void the terms of both the warranty and the post warranty support.

         * Example of practice pertaining to calculation of Warranty Period: For units installed on 10 May, 1 June is beginning of warranty period.

b. Support Services - AUSPEX Obligations. The post-warranty period for Systems covered by this Agreement begins, provided a Support Agreement is in place, at the end of the Warranty Period. During both the warranty and post-warranty periods AUSPEX shall exercise reasonable efforts to:

    i. Provide third level technical support via facsimile, electronic mail, or telephone calls 24 hours per day, 7 days per week, 365 days a year. Such technical support shall include assistance in hardware and/or software problem determination, software problem resolution, technical and management escalation, remote diagnosis availability, and distribution of technical tips and bulletins. When requested by FUJI XEROX, AUSPEX will provide technical and sales support to FUJI XEROX's direct sales force and FUJI XEROX Resellers by collaborating with FUJI XEROX.

    ii. Provide maintenance software updates as they are released by AUSPEX for international distribution. These will consist initially of one copy of media and documentation for each System covered by this Agreement for which the warranty is in effect or which is covered by Warranty or a Post-Warranty Support Agreement.

    iii. Provide technical training of FUJI XEROX's support people as set forth in this Agreement. AUSPEX will notify FUJI XEROX of class schedules as they are developed, and confirm training availability to FUJI XEROX, based upon FUJI XEROX's forecast of training requirements. AUSPEX will also notify FUJI XEROX of any changes to class content.

    iv. Provide notification to FUJI XEROX of Field Change Orders ("FCOs") affecting any System purchased by FUJI XEROX. AUSPEX will plan implementation of those FCOs with FUJI XEROX. FCOs will be implemented by swapping affected Field Replaceable Units ("FRUs") on a one-for-one basis, or by any other methodology in effect by AUSPEX for other distributors of the Product.

    v. Log service calls for both hardware failures and non-hardware problems escalated by FUJI XEROX to AUSPEX. AUSPEX will maintain FUJI XEROX system configurations in a database to aid in problem determination and FCO management subject to subsection 4.c.viii.

    vi. Provide defective part replacements to FUJI XEROX when notified by FUJI XEROX of a FRU failure requiring part replacement. AUSPEX will provide FUJI XEROX a Return Material Authorization ("RMA") number and ship replacement parts, freight pre-paid, to FUJI XEROX within 24 hours of notification. Replacement parts will be provided on a one-for-one exchange basis, and defective parts are returned to AUSPEX after replacement parts are received by FUJI XEROX.

   vii. Provide on-site technical support if requested by FUJI XEROX. AUSPEX will use reasonable efforts to provide this emergency support within three (3) working days of such request.

  viii. Offer spare parts under RMA process to FUJI XEROX, for a period of five
        (5) years calculated from the date of FUJI XEROX's final order accepted by AUSPEX for each of the Products, functionally equivalent maintenance, replacement and repair parts for those products.

    ix. Clarify the cause of Product failure, and provide trouble report to FUJI XEROX when required by FUJI XEROX, at AUSPEX's own cost and responsibilities. In case of delayed return of defective parts to AUSPEX by FUJI XEROX, no priority shall be given to such failure analysis.

    x. Make its best effort to maintain and improve Product quality in cooperation with FUJI XEROX.

    xi. Provide free support for one support system, and any other number as mutually agreed, which FUJI XEROX may purchase from AUSPEX for the Second Phase support.

   xii. AUSPEX will provide FUJI XEROX with one free copy of a software license for each Product and each system, which FUJI XEROX needs for the second level support.

c.      Support Services - FUJI XEROX Warranty and Post-Warranty
        Responsibilities and Obligations. During both the warranty and post-warranty periods, as a condition precedent to AUSPEX's obligations in this section, FUJI XEROX shall:

    i. As its own responsibility provide second level technical and sales support to FUJI XEROX's direct sales force and FUJI XEROX's resellers to ensure that its sales force and its resellers can provide appropriate primary pre and post sales support. AUSPEX will provide free technical training for up to four (4) individuals per year. AUSPEX will review the Resellers' ability to provide post-sales support on an annual basis; this review will be conducted by representatives of AUSPEX's Customer Satisfaction Organization.

    ii. Notify AUSPEX, by providing a Point of Sale (POS) Report by the last calendar day of each month, of the systems that FUJI XEROX has installed for that prior fiscal month ending the 20th of each month. The information listed below, may be provided by either facsimile or electronic mail:

                  System type
                  System serial number
                  Installation date
                  Customer name and location (when available)
                  Part number, serial number and revision level of all board power supplies and drives in the system via the output of the AUSPEX system command 'ax_config -d Warranty expiration date

   iii. Purchase and maintain spare parts in sufficient quantities (as recommended by AUSPEX) to support FUJI XEROX's customers' systems.

    iv. Send people to technical training at AUSPEX facilities in the U.S. pursuant to Subsection 7.c.

    v. Respond to FUJI XEROX's customers' calls and use reasonable efforts to resolve the customers' problems prior to escalating such calls to AUSPEX.

    vi. Log requests for AUSPEX support including replacement parts with AUSPEX via telephone or facsimile as soon as possible after determining a need for such support, using processes and procedures agreed between AUSPEX and FUJI XEROX.

    vii. Return immediately both defective parts and parts requiring FCOs to AUSPEX, freight pre-paid (responsibility of FUJI XEROX), to arrive at an AUSPEX facility in the U.S. within 21 days of receipt of the replacement part by FUJI XEROX. FUJI XEROX shall not 'batch' or otherwise unnecessarily delay the return of such materials to AUSPEX. If for any reason the defective or FCO parts are not received by AUSPEX within the time specified above, then AUSPEX reserves the right to review and revise the method of parts replacement.

  viii.  Plan with AUSPEX for the implementation of FCOs as they are released.

    ix. Provide AUSPEX with system configuration updates periodically to assist in the maintenance of AUSPEX system configuration database.

d.       Pricing.

    i.   [ *** ]

    ii. During any period other than the Warranty Period, FUJI XEROX will pay AUSPEX in advance, a fixed fee per calendar quarter per System, per Exhibit G attached hereto. Exhibit G maybe amended from time to time to reflect new Products and prices. The number of Systems will be determined at the end of each calendar month, and will be invoiced at the end of each quarter, pro-rated from the first day of the month following installation date, for the next quarter. Training and on-site support, if requested, will be charged as follows:

         (A) Training: Training in addition to that described in Subsection 7.c will be charged for per Exhibit G.

         (B) On-Site Support: Emergency on-site support will be charged for per Exhibit G.

         (C)     [ *** ]

d. Payment. FUJI XEROX will issue a purchase order to AUSPEX by the 1st day of each quarter for the chargeable services contained herein. AUSPEX will issue an invoice to FUJI XEROX by the 15th day of the first month of each calendar quarter (January, April, July, October). FUJI XEROX will pay AUSPEX within 30 days of receipt of such invoice. Ref. Exhibit G.



[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.

f. NO OTHER WARRANTY. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE, AUSPEX HEREBY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES FOR FITNESS FOR ANY PURPOSE, QUALITY, MERCHANTABILITY, NON-INFRINGEMENT, OR OTHERWISE, OR WARRANTIES ARISING OUT OF A COURSE OF DEALING, TRADE USAGE, OR TRADE PRACTICE. AUSPEX MAKES NO WARRANTY OR REPRESENTATION CONCERNING THE SUITABILITY OF ANY PRODUCT FOR USE IN ANY COMPUTER NETWORK OR OTHER INSTALLATION, AND FUJI XEROX ASSUMES FULL RESPONSIBILITY FOR SELECTION OF THE PRODUCTS. AUSPEX'S OBLIGATIONS ARE TO FUJI XEROX ONLY AND ARE NOT TRANSFERABLE, AUSPEX SHALL HAVE NO OBLIGATION OR LIABILITY TO ANY CUSTOMER OF FUJI XEROX, AND FUJI XEROX SHALL BE EXCLUSIVELY RESPONSIBLE FOR WARRANTY SUPPORT OF ITS CUSTOMERS.

5.      INSTALLATION AND SERVICE

        FUJI XEROX shall have the responsibility to install the Products, test the installed Products, service and repair the Products, and train its customers with respect to the use of Products sold. These services shall be performed only by specially and properly trained personnel of FUJI XEROX or a third party contracted by FUJI XEROX, so long as such third party has received technical product training by AUSPEX, or equivalent from FUJI XEROX, and shall be prompt and of the highest quality. FUJI XEROX shall maintain a properly equipped service department as required and shall keep on hand, at all times, accessories and equipment sufficient to meet the needs of the Territory, as well as a complete and adequate supply of spare parts, as recommended by AUSPEX from time to time, to properly service Products used in the Territory. FUJI XEROX shall pattern its services after AUSPEX's own domestic program. FUJI XEROX is free to determine the pricing of its support program provided to its customers. FUJI XEROX shall defend, indemnify, and hold AUSPEX harmless for any failure by FUJI XEROX to perform any of FUJI XEROX's obligations to any individual or entity.

6.      ADDITIONAL OBLIGATIONS OF FUJI XEROX

a. Sales Plan and Forecasts. By the end of every FUJI XEROX fiscal quarter, FUJI XEROX will submit to AUSPEX a best estimate, but non-binding, six-month rolling forecast of FUJI XEROX's projected purchase quantities showing prospective orders by customer and Product type, including spare parts, training requirements, and intended delivery dates. Fuji Xerox will endeavor to report known or potentially significant deviations from the forecast on an as required or monthly basis. Significant deviations are defined as those are changes that equate to 20% or more of the total in a product type or overall product volume, and may include other criteria that Fuji Xerox is made aware of by Auspex on a real time basis.

b. Product Promotion. FUJI XEROX shall, at its own expense and consistent with the sales policies of AUSPEX, vigorously promote the sale of the Products within the Territory and use its best efforts to achieve or exceed the Sales Plan. Such promotion shall include but not be limited to:

    i. placing the Products in FUJI XEROX's catalogues as soon as possible, advertising the Products in trade publications, and featuring the Products in appropriate trade shows;

    ii. providing adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;

   iii. assisting AUSPEX in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and

    iv. submitting market research information, as reasonably requested by AUSPEX, regarding its customers, prospects, competition and changes in the market within the Territory.

c. Demonstration Equipment. FUJI XEROX shall maintain three suitably configured, operational demonstration System at FUJI XEROX's facility at all times, which FUJI XEROX may purchase at special price or no charge. The demonstration System shall be the most current model of AUSPEX's primary Product line. AUSPEX will provide post warranty support for demonstration equipment free of charge.

d. Customer Satisfaction. FUJI XEROX agrees to use AUSPEX's methods, including but not limited to the Post Installation and Annual survey processes, for measuring customer satisfaction, and will use its best efforts to ensure that AUSPEX's customer satisfaction standards are being achieved. AUSPEX and FUJI XEROX will formally review customer satisfaction and the quality of FUJI XEROX's service and support program no less frequently than once during each calendar quarter. AUSPEX will be given full and free access to appropriate FUJI XEROX records to audit FUJI XEROX's performance in this respect.

e. Representations. FUJI XEROX shall not make any false or misleading representations to customers or others regarding AUSPEX or the Products. FUJI XEROX shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with AUSPEX's documentation accompanying the Products or AUSPEX's literature describing the Products.

f. Import and Export Requirements. FUJI XEROX shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by FUJI XEROX.

g. Indemnification Regarding Subsidiaries and Affiliates. AUSPEX desires that it not be exposed to any liability as a result of the manner in which FUJI XEROX organizes its operations in the Territory. Accordingly, FUJI XEROX shall defend, indemnify, and hold harmless AUSPEX from any costs, claims, or liabilities, incurred by FUJI XEROX for any matter arising out of FUJI XEROX's activities with its subsidiaries or affiliates arising out of this Agreement or any termination thereof.

h. Inventory Report. By the last calendar day of each month, FUJI XEROX will submit an inventory report to AUSPEX, covering FUJI XEROX's prior fiscal month ending 20th of each month. The inventory report includes product name, product number, part number, serial number, and number of inventory units.

i. Market Development. FUJI XEROX will make its commercially reasonable efforts to develop its resellers in the Territory. FUJI XEROX will obtain prior approval of AUSPEX before signing of reseller.

j. Sales Promotion. FUJI XEROX will make commercially reasonable efforts to maximize sales of Products. AUSPEX will use its best efforts to support such FUJI XEROX sales activities.

k. Product Quality Improvement. FUJI XEROX will spend its own resources for Product quality improvement and customer satisfaction, including incoming inspection, customer technical support, and others.

7.      ADDITIONAL OBLIGATIONS OF AUSPEX

a. Materials. AUSPEX may provide FUJI XEROX, at AUSPEX's cost, with marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature, and other Product data, as well as artwork, photographs, and such available sales aids as press releases, videotapes, and demonstration programs.

b. Testing. AUSPEX shall test all Products before shipment to FUJI XEROX. Each Product shall be accompanied by the test report specifying the types of tests conducted and the results. AUSPEX shall conduct the tests for Japanese standard such as VCCI, JATE, etc.

c. Training and Support. The sales training shall be tuition free, but FUJI XEROX shall be responsible for all travel and living expenses of its employees who take the sales training or other training identified in
        Section 4.c. In addition, FUJI XEROX shall be entitled to have two (2) FUJI XEROX employee representatives attend each AUSPEX annual sales meeting and each AUSPEX new Product introduction.

d.      [ *** ]

e.      [ *** ]

8.      TERM AND TERMINATION

a. Term. This Agreement shall continue in force until 20 May 1999 unless terminated earlier under the provisions of this Section 8 or as otherwise set forth herein. After the end of this initial term, or any renewal period, for administrative convenience, this Agreement shall renew automatically unless a written notice of termination is delivered by either party to the other party at least six (6) months prior to the end of the period. Any such automatic renewal shall be effective for the immediately following one (1) year period.

b. Termination for Cause. If either party materially defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party describing the default and stating that if the default is not cured within sixty (60) days from the date such notice is deemed to be served this Agreement will be terminated. If the default is not cured by the end of the sixty
        (60) day period, this Agreement shall automatically terminate. In addition, AUSPEX shall be entitled to terminate this Agreement, without opportunity of FUJI XEROX to cure, (i) upon delivery of written notice to FUJI XEROX in the event of a breach by FUJI XEROX of its obligations pursuant to either Section 10 or Section 11 below, (ii) upon delivery of written notice to FUJI XEROX if FUJI XEROX fails to meet its minimum purchase obligations, if previously established, or (iii) five business days after delivery by AUSPEX to FUJI XEROX of notice demanding payment of any amounts owed by FUJI XEROX to AUSPEX hereunder if no such payment has been received by AUSPEX within such five (5) day period. The parties agree that these notice, cure and termination periods are commercially reasonable.

[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.

c. Termination for Insolvency. Either party shall be entitled to terminate this Agreement, on written notice to the other party, (i) if the other party files a voluntary petition commencing bankruptcy proceedings or other proceedings for the general settlement of its debts, or an involuntary bankruptcy proceeding is commenced against the other party and is not resolved in such party's favor within sixty (60) days, (ii) if a receiver has been appointed over the whole or any substantial part of the assets of the other party, (iii) if the other party makes a general assignment for the benefit of creditors, or (iv) if the other party dissolves, liquidates, or ceases the conduct of business in the normal course, or takes any corporate action in furtherance thereof.

d.      AUSPEX Actions on Termination. Upon any termination of this Agreement:

        At FUJI XEROX's option communicated to AUSPEX in writing at least thirty
        (30) days prior to the effective date of the termination, AUSPEX will determine, on a case by case basis, the terms, if any, under which AUSPEX will offer any warranty to any of FUJI XEROX's then current customers. FUJI XEROX shall provide to AUSPEX all reasonable cooperation to enable AUSPEX to perform any obligations it desires to provide for such customers. To the extent FUJI XEROX has prepaid amounts to AUSPEX for Product support, AUSPEX will provide an appropriate refund to FUJI XEROX, if AUSPEX does not intend to provide such support.

e. Fulfillment of Orders Upon Termination. Upon termination of this Agreement other than for FUJI XEROX's cause, breach or insolvency or by AUSPEX pursuant to Section 8c, AUSPEX shall continue to fulfill, subject to the terms of Section 3 above, all orders accepted by AUSPEX prior to the date of termination.

f. Return of materials. All Confidential Information, trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of AUSPEX. Within thirty (30) days after the termination of this Agreement, FUJI XEROX shall prepare all such tangible items in its possession for shipment, as AUSPEX may direct, at AUSPEX's expense. FUJI XEROX shall not make, use, dispose of or retain any copies of any confidential items, software, or information which may have been entrusted to it. Effective upon the termination of this Agreement, FUJI XEROX shall cease to use all intellectual property of AUSPEX. Notwithstanding the foregoing, upon termination of this Agreement other than for cause, insolvency or breach, FUJI XEROX shall have the right to continue maintenance and support services for users of the Products where FUJI XEROX deems necessary until AUSPEX or its designee shall be prepared to take over such services and, in such case, FUJI XEROX shall have the right to retain such materials necessary to conduct the services and AUSPEX shall continue to supply spare parts and other support is required and under the terms of this Agreement, subject to payment terms satisfactory to AUSPEX.

g. Audit Rights. At any time, with reasonable notice, during the term of this Agreement, and during the six (6) months after any termination of this Agreement, AUSPEX shall be entitled, at its expense, to audit, or have audited, FUJI XEROX's records which pertain to FUJI XEROX's performance and compliance with its obligations, warranties, and representations in this Agreement.

h Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or Commitments in connection with the business or goodwill of AUSPEX or FUJI XEROX.

        Termination shall not, however, relieve either party of obligations incurred prior to the termination.

i Survival of Certain Terms and Conditions. The provisions of Sections 3 (as to Products shipped after termination, but excluding 3.g & 3.k), 4.a, 4.e, 4.f, 6.g, 6.h, 8, 9, 10, 11, 12, and 14 through 23 shall survive the termination of this Agreement for any reason and all end-user licenses granted in accordance with this Agreement shall survive in accordance with their terms of license Agreement with end-users. All other rights and obligations of the parties shall cease upon termination of this Agreement.

9.      PRODUCT LIABILITY: GENERAL LIMITATION & THIRD PARTY INDEMNIFICATION

a. AUSPEX'S LIABILITY ARISING OUT OF THE SALE OF THE AUSPEX PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY FUJI XEROX FOR THE AUSPEX PRODUCTS. IN NO EVENT SHALL AUSPEX BE LIABLE FOR COSTS OF PROCUREMENT OR SUBSTITUTE GOODS. IN NO EVENT SHALL AUSPEX BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF SUCH SALES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY, Provided THAT THE LIMITATION OF LIABILITY AS PROVIDED IN THIS SECTION SHALL NOT, TO THE EXTENT REQUIRED BY THE JAPANESE PRODUCT LIABILITY LAW, BE APPLIED TO THE PROVISIONS OF SECTION 9b.

b. AUSPEX agrees to indemnify FUJI XEROX against any claim directly arising out of or resulting from the Agreement or a defect (kekkan) in the Products (which is defined in Article 2 of the Japanese Product Liability Law, Law No. 85 of 1994), provided that any such claim (i) is attributable to bodily injury, death or injury to or destruction of physical property (other than the Products), (ii) that FUJI XEROX actually pays out damages on such claim to a third party claimant, and
        (iii) with respect to claims which arise out of a defect of the Products, that FUJI XEROX is able to provide to AUSPEX reasonable evidence of such claim, which establishes based on a pursuing third partyAfs claim that FUJI XEROX is liable to such third party under the aforementioned Japanese Product Liability Law. This obligation on the part of AUSPEX is subject to FUJI XEROXAfs obligation to (a) give AUSPEX prompt written notice of any such claim, (b) grant AUSPEX control of the defense and settlement of such claim, and (c) assist fully in the defense provided that AUSPEX reimburses FUJI XEROXAfs out-of pocket costs. AUSPEX has no liability for any settlement or compromise made without its prior written consent.


10.     PROPERTY RIGHTS AND CONFIDENTIALITY

a. Property Rights. FUJI XEROX agrees that this Agreement does not transfer to FUJI Xerox any right, title, and interest in the Products or in any patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by FUJI XEROX of any of these rights is authorized only for the purposes herein set forth, and, except as otherwise expressly set forth herein, such authorization shall cease upon termination of this Agreement for any reason.

b. Sale Conveys No Right to Manufacture or Copy. The Products are offered for sale and are sold by AUSPEX subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products.

c. No Reverse Engineering. FUJI XEROX shall not, and shall not assist others to, reverse engineer any of the Products or any portion thereof. FUJI XEROX shall notify AUSPEX if FUJI XEROX becomes aware of any individual or entity attempting to reverse engineer any Products or any portion thereof.

11.      CONFIDENTIAL INFORMATION

a. Confidential Information. The term "Confidential Information" shall mea n (i) any information disclosed by one party to the other pursuant to this Agreement which is in written graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature, and (ii) the terms of this Agreement. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. The parties agree that FUJI XEROX can be identified as an authorized value added distributor of AUSPEX in the Territory.

b. Restrictions. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party except as may be reasonably required in connection with the manufacture, use, sale or distribution of Products pursuant to this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party hereby acknowledges as to the other's Confidential Information that such Confidential Information is commercially and competitively valuable, that, by this Agreement, each party is taking reasonable steps to protect its legitimate interest in its Confidential Information and that the restrictions contained in this Agreement are reasonably necessary in order to protect each party's legitimate interest in its Confidential Information.

c. Limitations. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

    i. was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver;

    ii. was known to the receiver, without restriction, at the time of disclosure;

    iii. is disclosed with the prior written approval of the discloser;

    iv. was independently developed by the receiver without any use of the Confidential Information;

    v. becomes known to the receiver, without restriction, from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights;

    vi. is disclosed to third parties by the discloser without restrictions similar to those contained in this Agreement; or

    vii. is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

d. Remedy. Unauthorized use by either party of Confidential Information provided to it by the other party hereunder will diminish the value to the other party of such information. Therefore, if either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to equitable relief, without the necessity of posting bond or other security, to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

12.      INFRINGEMENT INDEMNITY

    a. Indemnification. AUSPEX shall have the right to defend or settle, and AUSPEX shall defend or settle, any claim, proceeding or suit ("Claim") against FUJI XEROX or its customers for infringement of any patent, copyright, trademarks, servicemarks or trade names arising from the sale or use of any Product, subject to the limitations set forth below. AUSPEX shall have sole control of any action or settlement and shall pay any final judgment entered against FUJI XEROX or its customers on such issue in any Claim defended by AUSPEX. AUSPEX shall have no obligation under the foregoing unless FUJI XEROX notifies AUSPEX promptly in writing of such Claim and gives AUSPEX authority to proceed as described above, and gives AUSPEX full information and assistance to defend or settle such Claim. If any Product or any part of any Product is or in AUSPEX's opinion may become the subject of any such Claim, or if a court determines that a Product or any part of a Product infringes any patent or copyright, then AUSPEX may at its option and expense either (i) procure for FUJI XEROX and its customers the right under such patent or copyright to sell or use the Product or such part or
         (ii) replace the Product or part with other suitable Products or parts or (iii) modify the Product or part to end such infringement or (iv) remove the Product or part and refund the aggregate payment paid by FUJI XEROX less a reasonable sum for use and damage. AUSPEX shall not be liable for any cost or expense incurred without its prior written authorization.

    B. LIMITATION. NOTWITHSTANDING SECTION 12.a, AUSPEX SHALL HAVE NO LIABILITY FOR (i) INFRINGEMENT CAUSED BY USE OF THE PRODUCTS, OR ANY PORTION OF A PRODUCT, IN COMBINATION WITH ANY OTHER EQUIPMENT, ASSEMBLY, CIRCUIT, COMBINATION, METHOD, OR PROCESS IF SUCH INFRINGEMENT WAS CAUSED BY SUCH COMBINATION; OR (ii) INFRINGEMENT INVOLVING THE MODIFICATION OR SERVICING OF THE PRODUCTS BY ANY PERSON OTHER THAN AUSPEX. IN ANY EVENT, AUSPEX SHALL HAVE NO LIABILITY OR OBLIGATIONS CONCERNING ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY ANY PRODUCT OR ANY PART THEREOF, OTHER THAN AS SET FORTH IN THIS SECTION.


13.      TRADEMARKS AND TRADE NAMES

a. Use. During the term of this Agreement, and notwithstanding Section 11, AUSPEX and FUJI XEROX shall have the right to indicate to the public that FUJI XEROX is an authorized Master Value Added Distributor of AUSPEX's Products and to advertise (within the Territory) such Products under the trademarks, marks, and trade names that AUSPEX may adopt from time to time ("AUSPEX's Trademarks"). FUJI XEROX shall not alter or remove any AUSPEX Trademark applied to the Products at the factory.

b. No Title. Except as set forth in this section, nothing contained in this Agreement shall grant to FUJI XEROX any right, title or interest in AUSPEX's Trademarks.

c. Approval of Representations. All representations of AUSPEX's Trademarks that FUJI XEROX intends to use shall first be submitted to AUSPEX for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by AUSPEX. If any of AUSPEX's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then AUSPEX's mark shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.



14.     GOVERNMENT APPROVALS

        If at any time any government or agency having jurisdiction over either party hereto should require, directly or indirectly, any alteration or modification of any term or condition of this Agreement or of the performance by the parties under this Agreement in a manner which has a material adverse effect on the other party hereto, then that party which suffers from such alteration or modification may give written notice to the other party setting forth its objection to such alteration or modification and requesting consultation between the parties hereto relative to such alteration or modification. Not later than thirty (30) days after the giving of such notice, the parties shall discuss in good faith the possibilities of a mutually satisfactory resolution of such objection; provided, however, that if the parties hereto fail to reach agreement in writing on any mutually satisfactory resolution within ninety (90) days after the date of giving of such notice of objection, the suffering party shall have the right to terminate this Agreement, on a second written notice to the other party. The parties acknowledge and agree that, in the event of any such termination pursuant to this section, the party which elects to terminate shall not incur any liability to the other party for any alleged default in the performance of this Agreement arising from the exercise of its termination rights under this section.

15.     EXPORT CONTROLS

a. Compliance. Any and all obligations of AUSPEX to provide products, software, documentation or any media in which any of the foregoing is contained, as well as any technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States (the "Export Laws"). FUJI XEROX agrees to cooperate with AUSPEX, including, without limitation, providing required documentation and re-export assurance letters, to obtain export licenses, or exemptions thereon and to otherwise comply with such laws and regulations. FUJI XEROX warrants that it will comply with all Export and other United States' laws as may be in effect from time to time. AUSPEX shall have the right, upon reasonable notice, to audit any books and records of FUJI XEROX concerning FUJI XEROX's compliance with this Section 14. FUJI XEROX shall indemnify AUSPEX against any cost, claim, or liability arising out of any failure by FUJI XEROX to comply with this Section 14.

        b. No Reexport. Without in any way limiting the provisions of this Agreement (including Territorial restrictions), FUJI XEROX agrees that it will not export, re-export, or transship, directly or indirectly, any of the technical data or software disclosed or provided to FUJI XEROX (or the direct product of such technical data or software) to any country or jurisdiction into which export or re-export is prohibited by the Export Laws unless prior written authorization is obtained from the Bureau of Export Administration explicitly permitting such export or re-export.

c. Disclosure. FUJI XEROX agrees to include on each Purchase Order placed with AUSPEX the complete name of the final purchaser of each system, if the name is available. If the purchaser is unknown at the time of purchase, FUJI XEROX agrees to provide the name prior to shipment of the system to the ultimate consignee, if possible. FUJI XEROX further agrees to advise its customers that AUSPEX products are controlled commodities which may not be re-exported without permission of the Bureau of Export Administration.

16.     FORCE MAJEURE

        If the performance of this Agreement or any obligations hereunder, except the making of payments, is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, supplier delay if caused by force majeure, war or other violence, any law, order, proclamation, regulations, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto, the party so affected upon giving prompt notice to the other party shall be excused from such performance to the extent of such prevention, restriction or interference provided that the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

17.     NOTICES

        Notice by either party under this Agreement shall be in writing and personally delivered or given by registered (if available) airmail, by overnight courier, or by telecopy, telegram, or telex confirmed by registered (if available) airmail, addressed to the other party at its address given in this section (or at such other address as may be communicated to the other party in writing in accordance with this section) and shall be deemed to have been served upon personal delivery, five (5) days after deposit in the mail, or upon confirmation of electronic transmission, provided that if delivery is not accomplished by reason of some fault of the addressee, it shall be deemed effective when tendered. The parties addresses are as follows:

        If to AUSPEX:      AUSPEX Systems, Inc.
                           5200 Great America Parkway
                           Santa Clara, CA 95054
                           USA

                           Attention: General Counsel

        If to FUJI XEROX:  FUJI XEROX Co., Ltd.
                           Network Product Business Unit
                           Kokusai Shin-akasaka Bldg. West 13F

                           6-1-20, Akasaka, Minato-ku
                           Tokyo 107  JAPAN
                           Attention: Toshiyuki Hiramatsu, General Manager

18.     ARBITRATION

a. Arbitration of Disputes. All disputes controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Santa Clara, California by and pursuant to the Rules of the American Arbitration Association, by which each party shall be bound. The arbitrator shall apply California law to the merits of any disputes or claim, without reference to rules of conflicts of law. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The arbitration proceedings shall be conducted in secrecy. Any judgment rendered against FUJI XEROX shall be enforceable in the Territory with no less force and effect than if such judgment were rendered by a court of competent jurisdiction in the Territory. The award rendered by the arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction.

b. Exceptions. Notwithstanding the foregoing, before appointment of the arbitrator and in exceptional circumstances even thereafter, the parties may apply to any court of competent jurisdiction in Santa Clara County, California for a temporary restraining order, preliminary injunction, or other interim, equitable or conservatory relief, as necessary, without breach of this arbitration agreement and Without any abridgment of the powers of the arbitrator. The parties consent to the personal and exclusive jurisdiction and venue of these courts for this purpose.

19.     GOVERNING LAW

        This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, United States of America, excluding its conflict of laws principles to the extent they would apply the laws of another jurisdiction and excluding the United Nations Convention on Contracts for the International Sales of Goods.

20.     PARTIAL INVALIDITY

        If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement. If the parties are unable to negotiate such a substitute provision within ninety days from the date the original provision was found or held to be invalid, this Agreement will terminate.

21.     COUNTERPARTS

        This Agreement may be executed in two (2) or more English language counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

22.     COMMERCIAL POLICY

a. No Unauthorized Payments. AUSPEX and FUJI XEROX each agrees that it will not, in connection with this Agreement or its performance hereunder, directly or indirectly offer, pay, promise to pay or authorize the payment of any money or other consideration to any government official or to any person, while knowing or having reason to know that all or a portion of such money or other consideration will be offered, given or promised, directly or indirectly, to a government official for the purpose of:

    i. influencing any act or decision of such government official, including a decision to fail to perform his or her official functions; or

    ii. inducing such government official to use his or her influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, to assist AUSPEX or FUJI XEROX in obtaining or retaining business or directing business, to any other party.

b. Government Official. As used in this Section 21, the term "government official" means any officer or employee of any government or any department, agency, instrumentality or wholly owned corporation thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency, instrumentality or wholly-owned corporation thereof, or any candidate for political office.

c. Notification. FUJI XEROX shall notify AUSPEX immediately of any extortive solicitation, demand, or other request for anything of value, by or on behalf of any government official or employee of any government and directed to FUJI XEROX related to the Product.

23.     GENERAL

a. U.S. Dollars. All dollar amounts in this Agreement are in United States dollars.

b. Visas. Each party shall assist the other in securing any necessary visas or permits required for visits by the personnel referred to herein to either the Territory or the United States of America, as the case may be.

c. Amendments. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

d. Waiver. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter, nor will waiver by either party of a breach of any provision be taken or held to be a waiver of the provision itself.

e. Conflicts. In the event of any conflict or inconsistencies between the provisions of this Agreement and the provisions of any exhibits attached hereto or the provisions of any documents incorporated by reference, the provisions of this Agreement shall prevail.

f. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, but neither party may subcontract, assign or delegate any of its duties under this Agreement without the prior written consent of the other, except that each party may assign this Agreement to a person into which it has merged or who has otherwise succeeded to all or substantially all of its business and assets, and who has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this section shall cause this Agreement to terminate immediately and automatically.

g. Approvals. In each case where approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably withheld.

h. Authority. Each party warrants that it has the full power and authority to enter into and perform its obligations under this Agreement, and each person signing on each party's behalf represents and warrants that he or she is duty authorized to execute this Agreement on behalf of such party.

i. English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices made or to be made or given pursuant to this Agreement, unless otherwise provided for herein, shall be in the English language. All training, support, maintenance, and other materials shall be provided by AUSPEX only in English.

24.     ENTIRE AGREEMENT

        The terms and conditions herein contained, including Exhibits and Attachments, constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed.

AUSPEX SYSTEMS, INC.                         FUJI XEROX CO., LTD.

By:                                          By:
  ------------------------                     -----------------------------

Print Name:                                  Print Name:
           ------------------------                     ------------------------

Title:                                       Title:
      ------------------------                     ------------------------

                      EXHIBIT A - U.S. DOMESTIC PRICE LIST

Current U.S. Published Price List Applies at time of purchase

                                   EXHIBIT B -

                              AUSPEX SYSTEMS, INC.

                 OPERATING SYSTEM SOFTWARE RIGHT-TO-USE LICENSE

AUSPEX Operating System Software

Right-to-Use License

Read the terms and conditions of this license carefully before using the software or the accompanying user documentation. By using them you are accepting and agreeing to the terms and conditions of this license agreement and of the Frame Technology License Agreement and the Fore Systems License Agreement, the texts of which are found in the system documentation and upgrade kits. If you are not willing to agree to the terms and conditions of these licenses, you should return the software and accompanying documentation unused within fifteen
(15) days of purchase and you will receive a refund of any money which you paid.

1. License to use: You are granted a non-exclusive and non-transferable license ("License") to use the operating system software, set forth in the AUSPEX Product Price List ("Software") which you have licensed, and any derivative works thereof, modifications, enhancements, and extensions provided by AUSPEX to you, and including, without limitation, operating instructions and user manuals, on the machine for which you have paid the appropriate fee.

2. Restrictions: Software is copyrighted and title to all copies is retained by AUSPEX and/or its licensors. You shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, you may, for your internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. You shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software.

3. Confidentiality: Software is confidential and proprietary information of AUSPEX and/or its licensors. You agree to take adequate steps to protect Software from unauthorized disclosure or use.

4. Warranty: AUSPEX warrants that Software shall substantially conform to its users' manual, as it exists at the date of delivery, for a period of ninety (90) days from the date of delivery. AUSPEX's sole obligation under this warranty shall be limited to using its reasonable best efforts to correct defects and supply you with a corrected version of Software as soon as practicable after you have notified AUSPEX of such defects. AUSPEX does not warrant that (l) operation of Software shall be uninterrupted or error free, or (2) functions contained in Software shall operate in the combinations which may be selected for use by you or meet your requirements. AUSPEX's warranty obligations shall be void if Software is modified without the written consent of AUSPEX.

5. Disclaimer of Warranty: EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

6. Limitation of Liability: IN NO EVENT WILL AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR DATA OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND

        REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE EVEN IF AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall AUSPEX's liability to you, whether in contract, tort (including negligence) or otherwise, exceed the license fee charged by AUSPEX for Software.

7. Termination: This License is effective until terminated. You may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from AUSPEX if you fail to comply with any provision of this License. Upon termination, you must destroy all copies of Software and documentation.

8. Export Regulations: Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. You agree to comply strictly with all such regulations and acknowledge that you have the responsibility to obtain licenses to export, re-export or import Software.

9. U.S. Government Restricted Rights: Use, duplication or disclosure by the U. S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at DFARS 252.227-7013 (Oct. 1988) and FAR 52.227-19(c) (June 1987) and in similar clauses in the FAR and NASA FAR supplement.

10. Governing Law: This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

11. Integration: This Agreement is the entire agreement between you and AUSPEX relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding unless in writing and signed by a duly authorized representative of each party.

                                   EXHIBIT C -

                    AUSPEX SYSTEMS, INC. RIGHT-TO-USE LICENSE

AUSPEX Stand-Alone Software

Right-to-Use License

Read the terms and conditions of this license carefully before using the software or the accompanying user documentation. By using them you are accepting and agreeing to the terms and conditions of this license agreement. If you are not willing to agree to the terms and conditions of this license, you should return the software and accompanying documentation unused within fifteen (15) days of purchase and you will receive a refund of any money which you paid.

1. License to use: You are granted a non-exclusive and non-transferable license ("License") for the use only of those portions of the accompanying software for which you have purchased the right to use and for which you have received a "key", together with its accompanying documentation ("Software") on the machine for which you have paid the appropriate fee.

2. Restrictions: Software is copyrighted and title to all copies is retained by AUSPEX and/or its licensors. You shall not make copies of Software, other than a single copy of Software for archival purposes and, if applicable, you may, for your internal use only, print the number of copies of on-line documentation for which the applicable fee has been paid, in which event all proprietary rights notices on Software shall be reproduced and applied. You shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software.

3. Confidentiality: Software is confidential and proprietary information of AUSPEX and/or its licensors. You agree to take adequate steps to protect Software from unauthorized disclosure or use.

4. Warranty: AUSPEX warrants that Software shall substantially conform to its users' manual, as it exists at the date of delivery, for a period of ninety (90) days from the date of delivery. AUSPEX's sole obligation under this warranty shall be limited to using its reasonable best efforts to correct defects and supply you with a corrected version of Software as soon as practicable after you have notified AUSPEX of such defects. AUSPEX does not warrant that (l) operation of Software shall be uninterrupted or error free, or (2) functions contained in Software shall operate in the combinations which may be selected for use by you or meet your requirements. AUSPEX's warranty obligations shall be void if Software is modified without the written consent of AUSPEX.

5. Disclaimer of Warranty: EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR NON-INFRINGEMENT, ARE HEREBY EXCLUDED.

6. Limitation of Liability: IN NO EVENT WILL AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR DATA OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE EVEN IF AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall AUSPEX's liability to you, whether in contract, tort (including negligence) or otherwise, exceed the license fee charged by AUSPEX for Software.

7. Termination: This License is effective until terminated. You may terminate this License at any time by destroying all copies of Software including any documentation. This License will terminate immediately without notice from AUSPEX if you fail to comply with any provision of this License. Upon termination, you must destroy all copies of Software and documentation.

8. Export Regulations: Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. You agree to comply strictly with all such regulations and acknowledge that you have the responsibility to obtain licenses to export, reexport or import Software.

9. U.S. Government Restricted Rights: Use, duplication or disclosure by the U. S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at DFARS 252.227-7013 (Oct. 1988) and FAR 52.227-19(c) (June 1987) and in similar clauses in the FAR and NASA FAR supplement.

10. Governing Law: This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its choice of law provisions.

11. Integration: This Agreement is the entire agreement between you and AUSPEX relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communication between the parties during the term of this Agreement. No modification to this Agreement will be binding unless in writing and signed by a duly authorized representative of each party.

                       EXHIBIT D - SPARE PARTS PRICE LIST

Current U.S. Published Price List Applies at time of purchase

                             EXHIBIT E - SALES PLAN

FUJI XEROX will order the following:

                   Example: Eight NS7000/650 or equivalent and

                         Seven NS7000/651 or equivalent

during the period _______________ through __________________

Note:  A minimum of ___ systems during this time frame is acceptable to AUSPEX.

                            EXHIBIT F - RESOURCE PLAN

                   NOT APPLICABLE TO THIS FUJI XEROX CONTRACT

Staff from ________________________

                    EXHIBIT G - POST-WARRANTY SUPPORT PRICING

For the support defined in Section 4 of the Agreement, FUJI XEROX shall pay AUSPEX the prices defined in this Exhibit G, which maybe modified from time-to-time. The prices indicated herein are non-discountable.

                     POST WARRANTY SUPPORT PRICING SCHEDULE.

FIXED QUARTERLY CHARGE:


                    Product Type                 Fixed Charge per Quarter
               NS3000, 5xxx, or 6xxx                    [ *** ]


               NS7000-50x, 60x, 650, 700                [ *** ]


               NS7000-05x, 06x, 07x Exp. Cab.           [ *** ]


               NS7000-100, 150                          [ *** ]


               NS7000-200, 250                          [ *** ]


               NS7000-010 Exp. Cab.                     [ *** ]


               DLT4000 Tape Drive                       [ *** ]


               DLT4700 Mini Library                     [ *** ]


               ACL 4/52 Tape Auto Library               [ *** ]


               DataGuard, NS7000-200                    [ *** ]

               DataGuard, NS7000-5/600                  [ *** ]


               ServerGuard, NS7000-200                  [ *** ]


               ServerGuard, NS7000-5/600                [ *** ]


               NetBackup, 1xx/2xx Series,               [ *** ]
               with DLT4000


               NetBackup, 1xx/2xx Series,               [ *** ]
               with DLT4700


               NetBackup, 1xx/2xx Series,               [ *** }
               with ACL 4/52


               NetBackup, 5/6/7xx Series,               [ *** ]
               with DLT4000


               NetBackup, 5/6/7xx Series,               [ *** ]
               with DLT4700


               NetBackup, 5/6/7xx Series,               [ *** ]
               with ACL 4/52



               Future products to be added




[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.

TRAINING CHARGE.

Training in addition to that described in Subsection 7.c(2) of this Agreement will be charged for at U.S. list price per student per day less 20%. The Field Engineer hardware class and the Systems Engineer class each runs for three (3) days, ServerGuard class runs for 2 days.

ON-SITE SUPPORT CHARGE.

U.S. [ *** ] from day of departure from AUSPEX facility until day of return to AUSPEX facility, plus all travel related expenses (transportation, accommodation, meals, etc.).

TIME AND MATERIALS CHARGES:

For those Systems not covered by either Warranty or Post-Warranty support as defined in the Agreement, the following per incident support pricing shall apply:

        For 3rd level support, excluding materials, [ *** ] shall be charged.

        For defective part exchange [ *** ] list price shall be charged. If the part is not repairable, the full discounted spare part list price shall be charged.

        For FCO part exchange. [ *** ] exchanged shall be charged.

        For O/S release updates the discounted list price for such O/S releases shall be charged.

[ *** ] - Material omitted here, and filed separately with the Securities and Exchange Commission, pursuant to a confidential treatment request.